                                                                   Exhibit 10.20

================================================================================

                            ASSET PURCHASE AGREEMENT

                          Dated as of January 31, 2001

                                      Among

                                CITYVISION, LLC,
                          CITYVISION MID-AMERICA, LLC,
                        CITYVISION CONNECTICUT, LLC, and
                    CITYVISION MASSACHUSETTS, LLC, as Sellers

                                       and

                        NEXTMEDIA OUTDOOR, INC., as Buyer

================================================================================

                                TABLE OF CONTENTS

                                                                                  Page

ARTICLE I     DEFINED TERMS.........................................................1

     1.1      Defined Terms.........................................................1

ARTICLE II    SALE AND PURCHASE OF ASSETS...........................................6

     2.1      Agreement to Sell and Purchase........................................6

     2.2      Excluded Assets.......................................................6

     2.3      Nonassignable Contracts...............................................7

     2.4      Liabilities...........................................................8

     2.5      Purchase Price........................................................9

     2.6      Adjustments and Prorations...........................................11

     2.7      Allocation...........................................................12

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF SELLER.............................13

     3.1      Organization, Standing and Authority.................................13

     3.2      Authorization and Binding Obligation.................................13

     3.3      Absence of Conflicting Agreements....................................13

     3.4      Licenses.............................................................14

     3.5      Site Leases..........................................................14

     3.6      Title to and Condition of Personal Property..........................14

     3.7      Contracts............................................................15

     3.8      Consents.............................................................15

     3.9      Advertising Displays.................................................15

     3.10     Financial Statements.................................................15

     3.11     Reports..............................................................16

     3.12     Taxes................................................................16

     3.13     Claims; Legal Actions................................................16

     3.14     Compliance with Laws.................................................16

     3.15     Undisclosed Liabilities..............................................16

     3.16     Books and Records....................................................17

     3.17     Assets...............................................................17

     3.18     Environment, Health and Safety.......................................17
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                                         i
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                                TABLE OF CONTENTS
                                   (continued)

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
     3.19     Brokerage............................................................17

     3.20     Affiliated Transactions..............................................17

     3.21     Affiliation with AA..................................................18

     3.22     No Real Property.....................................................18

     3.23     Absence of Certain Changes...........................................18

     3.24     No Third Party Options...............................................18

     3.25     Full Disclosure......................................................18

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF BUYER..............................18

     4.1      Organization, Standing and Authority.................................18

     4.2      Authorization and Binding Obligation.................................18

     4.3      Absence of Conflicting Agreements or Consents........................19

     4.4      Brokerage............................................................19

     4.5      Affiliation with AA..................................................19

ARTICLE V     COVENANTS............................................................19

     5.1      Conduct Prior to the Closing Date....................................19

     5.2      Access...............................................................20

     5.3      Satisfaction of Conditions; Closing..................................21

     5.4      Sale of Assets; Negotiations.........................................21

     5.5      Notification.........................................................21

     5.6      Response to Certain Actions..........................................22

     5.7      Further Assurances...................................................22

     5.8      Accounts Receivable..................................................22

     5.9      Taxes, Fees and Expenses.............................................22

     5.10     Bulk Sales Law.......................................................22

     5.11     Confidentiality......................................................22

     5.12     Noncompetition and Nonsolicitation...................................23

     5.13     Financial Information................................................24

ARTICLE VI    CLOSING; TERMINATION AND RISK OF LOSS................................24

     6.1      Closing..............................................................24


                                       ii
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                                TABLE OF CONTENTS
                                   (continued)

                                                                                  Page
     6.2      Termination Rights...................................................24

     6.3      Procedures and Effect of Termination.................................25

     6.4      Risk of Loss.........................................................25

     6.5      Resolution of Disagreements..........................................26

ARTICLE VII   CONDITIONS OF CLOSING BY BUYER.......................................26

     7.1      Representations, Warranties and Covenants............................26

     7.2      Compliance with Agreement............................................26

     7.3      Closing Certificates.................................................26

     7.4      Third Party Consents and Governmental Approvals......................26

     7.5      No Adverse Proceedings...............................................27

     7.6      Closing Documents....................................................27

     7.7      No Material Adverse Change...........................................27

     7.8      Title Commitment.....................................................27

ARTICLE VIII  CONDITIONS OF CLOSING BY SELLER.....................................27

     8.1      Representations, Warranties and Covenants............................27

     8.2      Compliance with Agreement............................................28

     8.3      Closing Certificates.................................................28

     8.4      No Adverse Proceedings...............................................28

     8.5      Closing Documents....................................................28

ARTICLE IX    CLOSING DELIVERIES...................................................28

     9.1      Deliveries by Seller.................................................28

     9.2      Deliveries by Buyer..................................................29

ARTICLE X     SURVIVAL AND INDEMNIFICATION.........................................30

     10.1     Survival of Representations, Warranties and Covenants................30

     10.2     Indemnification by Sellers...........................................30

     10.3     Indemnification by Buyer.............................................31

     10.4     Procedure for Indemnification........................................31

     10.5     Limitations on Indemnity; Offset; Interest...........................32

ARTICLE XI    MISCELLANEOUS........................................................33
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                                        iii
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                                   (continued)

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
     11.1     Notices..............................................................33

     11.2     Specific Performance.................................................34

     11.3     Benefit and Binding Effect...........................................34

     11.4     Headings.............................................................34

     11.5     Gender and Number....................................................34

     11.6     Counterparts.........................................................34

     11.7     Entire Agreement.....................................................35

     11.8     Amendment............................................................35

     11.9     Severability.........................................................35

     11.10    Governing Law; Consent to Jurisdiction and Venue.....................35

                                    EXHIBITS
                                    --------

Exhibit A - Form of Bill of Sale
Exhibit B - Form of Assignment and Assumption Agreement
Exhibit C - Form of Management Agreement

                                    SCHEDULES
                                    ---------

Schedule 1.1(a)   Advertising Contracts
Schedule 1.1(b)   Advertising Displays
Schedule 1.1(c)   Indianapolis Assets
Schedule 2.1(d)   Personal Property
Schedule 2.7      Allocation of Assets
Schedule 3.1      Foreign Qualifications
Schedule 3.4      Licenses
Schedule 3.5      Site Leases
Schedule 3.7      Contracts
Schedule 3.8      Consents
Schedule 3.10     Financial Statements
Schedule 3.12     Taxes
Schedule 3.13     Claims; Legal Actions
Schedule 3.15     Undisclosed Liabilities
Schedule 3.18     Environment, Health and Safety
Schedule 3.19     Seller Brokerage Commissions
Schedule 3.20     Affiliated Transactions
Schedule 3.22     Real Property
Schedule 3.23     Absence of Certain Changes
Schedule A        Cash Flow
Schedule B        Operating Costs
Schedule C        Eads Bridge Cash Flow

                            ASSET PURCHASE AGREEMENT
                            ------------------------

          This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of January 31, 2001, is made and entered into by and among CITYVISION, LLC, a Delaware limited liability company ("Cityvision"), CITYVISION MID-AMERICA, LLC, a Delaware limited liability company, CITYVISION CONNECTICUT, LLC, a Connecticut limited liability company, and CITYVISION MASSACHUSETTS, LLC, a Delaware limited liability company (collectively, "Seller"), NEXTMEDIA OUTDOOR, INC., a Delaware corporation (or its permitted assigns, including, without limitation, subsidiaries or Affiliates of NextMedia Outdoor, Inc. or NextMedia Operating, Inc., a Delaware corporation) (the "Buyer") and for purposes of Section 5.12
                                                                ------------
only, Triumph Holdings, LLC, a Delaware limited liability company ("Triumph"), and Peter McClary.

                                P R E M I S E S:
                                ---------------

          WHEREAS, Seller owns and operates an outdoor advertising business which develops billboard sites and sells advertising on billboards; and

          WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller substantially all of the assets used or useful in the operation of the Business (as defined herein) upon the terms and conditions hereinafter set forth.

                              A G R E E M E N T S:
                              -------------------

          In consideration of the above premises and the covenants and agreements contained herein, Buyer and Seller hereby agree as follows:

                                    ARTICLE I

                                  DEFINED TERMS
                                  -------------

     1.1 Defined Terms. The following terms shall have the following meanings in
         -------------
this Agreement:

          "1999 Financials" shall have the meaning set forth in Section 3.10
           ---------------                                      ------------
hereof.

          "AA" shall have the meaning set forth in Section 2.5(d) hereof.
           --                                      --------------

          "Accounts Receivable" means any and all amounts or other obligations
           -------------------
owed to Seller by reason of a sale of a good or the provision of a service (including the providing of outdoor advertising) in the ordinary course of Seller's conduct of the Business prior to the Closing Date and for which such goods have been sold or such services have been provided and for which Buyer has no liability or obligation with respect thereto.

          "Advertising Contracts" shall mean all Contracts, including trade
           ---------------------
advertising contracts, whether written or oral, for advertising services to be provided by Seller (including rental of space on Advertising Displays) in effect as of the date hereof and all such other Contracts entered into after such date and in effect on the Closing Date to which Seller is a party or which have been assumed by or assigned to Seller. All Advertising Contracts in effect as of the date hereof are listed on
Schedule 1.1(a) hereto.
---------------

          "Advertising Displays" shall mean all illuminated and unilluminated
           --------------------
painted bulletins, poster panels, junior panels and other outdoor advertising displays, including billboards and the existing structures used in the display thereof (such as supporting structures, upright beams, brackets, lighting equipment and other fixtures attached thereto), whether or not in the process of construction or assembly, reflected on Seller's books and records as of the date hereof as being owned, leased, used or operated by Seller and any others that have been acquired, owned, leased, used or operated by Seller thereafter prior to the Closing Date. All Advertising Displays as of the date hereof are described on Schedule 1.1(b) hereto.
             ---------------

          "Affiliate" has the meaning given to such term in Rule 12b-2 of
           ---------
Regulation 12B under the Securities Exchange Act of 1934, as amended.

          "Ancillary Agreements" shall have the meaning set forth in Section 3.2
           --------------------                                      -----------
hereof.

          "Assets" shall have the meaning set forth in Section 2.1 hereof.
           ------                                      -----------

          "Assumed Contracts" means all (i) Contracts relating to the operation
           -----------------
of the Business, including, without limitation, those described and set forth on
Schedule 3.7 hereto, the Advertising Contracts and the Site Leases and (ii) any
------------
Contracts relating to the operation of the Business entered into by Seller on or after the date of this Agreement and before the Closing which Buyer has specifically agreed to assume after Buyer has had a reasonable opportunity to review such Contracts.

          "Assumed Liabilities" shall have the meaning set forth in
           -------------------
Section 2.4(a) hereof.
--------------

          "Basket Amount" shall have the meaning set forth in Section 10.5(a)
           -------------                                      ---------------
hereof.

          "Bulk Sales Law" shall have the meaning set forth in Section 5.10
           --------------                                      ------------
hereof.

          "Business" means Seller's operation of an outdoor advertising
           --------
business, which develops billboard sites and sells advertising on billboards in the Markets.

          "Business Day" means any day other than a Saturday, a Sunday or a day
           ------------
on which banking institutions in New York, New York are not required to be open.

          "Cash Flow" shall have the meaning set forth in Section 2.5(c) hereof.
           ---------                                      --------------

          "Cause of Action" means a right to receive or recover property, debt
           ---------------
or damages on a cause of action, whether pending or not and whether arising in contract, tort or otherwise. The term shall include, but not be limited to, rights to judgments, settlements and proceeds from judgments or settlements.

          "Claimant" shall have the meaning set forth in Section 10.4(a) hereof.
           --------                                      ---------------

          "Closing" means the consummation of the transactions contemplated by
           -------
this Agreement in accordance with the provisions of Article VI hereof.
                                                    ----------

          "Closing Date" means the date of the Closing specified in Article VI
           ------------                                             ----------
hereof.

          "Closing Payment" shall have the meaning set forth in Section 2.5(a)
           ---------------                                      --------------
hereof.

          "Code" means the Internal Revenue Code of 1986, as amended to the date
           ----
hereof.

          "Consents" means the consents of third parties, including, without
           --------
limitation, applicable governmental authorities, necessary to transfer the Assets to Buyer or otherwise to consummate the transactions contemplated hereby, all of which Consents are set forth on Schedule 3.8 hereto.
                                       ------------

          "Contracts" means all contracts, leases, licenses, commitments and
           ---------
agreements (including any amendments and other modifications thereto) to which Seller is a party and which relate to the Assets or to the Business or the operations thereof.

          "Earn-Out" shall have the meaning set forth in Section 2.5(b) hereof.
           --------                                      --------------

          "Earn-Out Period" shall mean the eighteen (18) month period
           ---------------
immediately following the Closing Date.

          "Environmental Claims" refers to any complaint, summons, citation,
           --------------------
notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, department, bureau, office or other authority, or any third party involving violations of Environmental Laws with respect to the ownership of the Assets or the operation of the Business.

          "Environmental Laws" include the Comprehensive Environmental Response,
           ------------------
Compensation and Liability Act, 42 U.S.C. 9601 et seq., as amended; the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., as amended; the Clean Air Act, 42 U.S.C. 7401 et seq., as amended; the Clean Water Act, 33 U.S.C. 1251 et seq., as amended; the Occupational Safety and Health Act, 29 U.S.C. 655 et seq., and any other federal, state, local or municipal laws, statutes, regulations, rules or ordinances imposing liability or establishing standards of conduct for protection of the environment, including, without limitation, the protection of surface water, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of Persons or property, including, without limitation, protection of the health and safety of employees.

          "Excluded Assets" shall have the meaning set forth in Section 2.2
           ---------------                                      -----------
hereof.

          "Excluded Liabilities" shall have the meaning set forth in Section
           --------------------                                      -------
2.4(b) hereof.
------

          "Final Resolution" shall have the meaning set forth in Section
           ----------------                                      -------
10.5(c).
-------

          "Financial Statements" means the financial statements of Seller
           --------------------
relating to the Business, attached as Schedule 3.10 hereto.
                                      -------------

          "GAAP" means generally accepted accounting principles.
           ----

          "Hazardous Substances" means all substances, materials or waste that
           --------------------
are regulated by federal, state or local government under the Environmental Laws as hazardous, toxic or pollutants or contaminants as well as any petroleum or petroleum derived product.

          "Indemnifying Party" shall have the meaning set forth in Section
           ------------------                                      -------
10.4(a).
-------

          "Indianapolis Assets" means any assets of Seller relating to the
           -------------------
outdoor advertising business operated by Seller in and around the Indianapolis, Indiana metropolitan area (including, without limitation, those sites set forth on Schedule 1.1(c)).
   ---------------

          "Licenses" means all of the licenses, permits and other authorizations
           --------
issued by or pending with any federal, state or local governmental authorities to Seller used or useful in connection with the operation of the Business, including, without limitation, those listed on Schedule 3.4 hereto.
                                               ------------

          "Liens" means any claims, mortgages, pledges, liens, security or other
           -----
third party interests, conditional sales agreements, options, encumbrances, debts or charges of any kind.

          "Losses" shall have the meaning set forth in Section 10.5(a) hereof.
           ------                                      ---------------

          "Management Agreement" means that certain Management Agreement among
           --------------------
Cityvision and Buyer to be executed as of the Closing Date, in substantially the form of Exhibit C attached hereto.
        ---------

          "Markets" means each of the following markets in which Seller
           -------
currently conducts business: (i) Hartford, Connecticut, (ii) Westfield, Massachusetts, (iii) Springfield, Massachusetts, and (iv) East St. Louis, Illinois. Solely for the purpose of Section 5.12, the term Market shall also
                                    ------------
include St. Louis, Missouri.

          "NDA" shall have the meaning set forth in Section 11.7 hereof.
           ---                                      ------------

          "Net Income" shall have the meaning set forth in Section 2.5(c)
           ----------                                      --------------
hereof.

          "Net Revenue" shall mean gross revenue less advertising agency
           -----------
commissions, calculated in accordance with GAAP consistently applied.

          "Nonassignable Right" shall have the meaning set forth in Section
           -------------------                                      -------
2.3(a) hereof.
------

          "Noncompete Period" shall have the meaning set forth in Section
           -----------------                                      -------
5.12(b) hereof.
-------

          "Notice Period" shall have the meaning set forth in Section 5.12(b)
           -------------                                      ---------------
hereof.

          "Permitted Site" shall have the meaning set forth in Section 5.12(b)
           --------------                                      ---------------
hereof.

          "Permitted Site Notice" shall have the meaning set forth in Section
           ---------------------                                      -------
5.12(b) hereof.
-------

          "Permitted Site Price" shall have the meaning set forth in Section
           --------------------                                      -------
5.12(b) hereof.
-------

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

          "Personal Property" includes, without limitation, machinery,
           -----------------
equipment, computer programs, computer software, copyrights, patents, trademarks, websites, URL addresses, tools, motor vehicles, furniture, leasehold improvements, office equipment, supplies, plant, spare parts and all other tangible or intangible personal property which is owned, used or leased by Seller in the operation of the Business.

          "Purchase Price" means the consideration payable to Seller for the
           --------------
Assets as provided in Section 2.5 hereof.
                      -----------

          "Restricted Parties" shall have the meaning set forth in Section
           ------------------                                      -------
5.12(a) hereof.
-------

          "Restrictive Covenant" shall have the meaning set forth in Section
           --------------------                                      -------
5.12(a) hereof.
-------

          "Site Leases" shall mean all leases, licenses, easements, occupancy
           -----------
agreements and other grants of the right to use real property not owned in fee by Seller for the use, operation, construction, or management of outdoor Advertising Displays, and all extensions, modifications or renewals (whether or not pursuant to different terms and conditions) thereof to which Seller was a party or of which it had the benefit as of the date hereof or which have been assumed by or assigned to Seller or entered into thereafter and are in effect as of the Closing Date, including, without limitation, rights to locations on which structures have not been built and which Buyer has specifically agreed to assume after Buyer has had a reasonable opportunity to review such Site Leases. All Site Leases as of the date hereof are listed on Schedule 3.5 hereto, which
                                                ------------
Schedule sets forth for each such Site Lease (a) the location of the property,
(b) the name of the lessor or grantor, (c) the annual base rent for such Site Lease, if any, and (d) the expiration date, if any.

          "Taxes" means all federal, state, county, local, foreign and other
           -----
taxes of any kind whatsoever (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, license, stamp, environmental, withholding, employment, unemployment compensation, payroll related and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing.

          "Tax Return" means any return, information report or filing with
           ----------
respect to Taxes, including any schedules attached thereto and including any amendment thereof.

          "Third Party Price" shall have the meaning set forth in Section
           -----------------                                      -------
5.12(b) hereof.
-------

                                   ARTICLE II

                           SALE AND PURCHASE OF ASSETS
                           ---------------------------

     2.1 Agreement to Sell and Purchase. Subject to the terms and conditions set
         ------------------------------
forth in this Agreement, Seller hereby agrees to sell, transfer and deliver to Buyer on the Closing Date, and Buyer agrees to purchase from Seller on the Closing Date, all of the rights, title and interest of Seller in and to the assets listed below (the "Assets"), wherever located, free and clear of any Liens (except as set forth in Section 3.6 herein), including, but not limited
                              -----------
to:

          (a) All of the Assumed Contracts;

          (b) All of Seller's right, title and interest in and to all Licenses;

          (c) All Advertising Displays;

          (d) All Personal Property specifically set forth on Schedule 2.1(d);
                                                              ---------------

          (e) All files, books and other records relating primarily to the Business or operations thereof, including, without limitation, executed copies of the Assumed Contracts or, if no executed agreement exists, summaries of the Assumed Contracts, price lists, marketing information, sales records, customer lists and files;

          (f) All of Seller's goodwill with respect to the Business and the operations thereof;

          (g) All rights under or pursuant to all warranties, representations and guarantees made by suppliers in connection with the Assets or services furnished to Seller to the extent such warranties, representations and guarantees are assignable; and

          (h) All such other assets, properties, interests and rights owned by Seller that are used in connection with the Business or the operations thereof or relate to the ownership of the Assets, except for any Excluded Assets (as such term is defined in Section 2.2).
                        -----------

     2.2 Excluded Assets. The following assets of Seller shall not be acquired
         ---------------
by Buyer and shall be deemed excluded assets (collectively, the "Excluded Assets"):

          (a) Accounts Receivable;

          (b) All cash on hand and in bank accounts and other cash items and equivalents of Seller as of the Closing Date;

          (c) Seller's minute books and other books and records relating to internal governance matters, and any books and records not related to the Business and the operations thereof;

          (d) Seller's right, title and interest in and to the name "CityVision" and any derivation thereof;

          (e) The Indianapolis Assets;

          (f) Any claims, rights or interest of Seller in or to any refunds of federal, state or local franchise, income or other Taxes or fees of any nature whatsoever which relate solely to the period prior to the Closing Date;

          (g) All Contracts other than Assumed Contracts and all assets or funds held in trust, or otherwise, associated with or used in connection with Seller's employee benefit plans, programs or arrangements;

          (h) All of Seller's rights in an to all Causes of Action relating to the Business which existed on or prior to the Closing Date which relate entirely to the period prior to the Closing Date; and

          (i) Any Personal Property not specifically set forth on Schedule
                                                                  --------
2.1(d).
------

     2.3 Nonassignable Contracts.
         -----------------------

          (a) Nonassignability. Without limiting or otherwise affecting the
              ----------------
rights of Buyer pursuant to Article X of this Agreement, to the extent that any
                            ---------
Assumed Contract is not capable of being assigned without the consent, approval or waiver of a third Person (including, without limitation, a governmental entity), or if such assignment or attempted assignment would constitute a breach thereof or a violation of any law or regulation (each, a "Nonassignable Right"), nothing in this Agreement will constitute an assignment or require the assignment thereof, except to the extent provided in this Section 2.3.
                                                          -----------

          (b) Seller to Use Commercially Reasonable Efforts. Notwithstanding
              ---------------------------------------------
anything to the contrary contained herein, Seller shall not be obligated to assign to Buyer any rights or obligations in, to or under any of the Nonassignable Rights without first having obtained all consents, approvals and waivers necessary for such assignment; provided, however, that Seller shall use
                                       --------  -------
its commercially reasonable efforts to obtain all such consents, approvals and waivers prior to the Closing and, if the Closing occurs without certain consents being obtained, Seller shall use its commercially reasonable efforts after the Closing Date to obtain all such consents, approvals and waivers. Buyer acknowledges and agrees that it shall cooperate with Seller in Seller's efforts to obtain all required consents, approvals and waivers.

          (c) If Waivers or Consents Cannot Be Obtained. To the extent that any
              -----------------------------------------
consent, approval or waiver required for the assignment of any Nonassignable Right cannot be obtained by Seller either prior to or after the Closing, then Seller shall use it commercially reasonable efforts to: (i) provide to Buyer the financial and business benefits of such Nonassignable Right and (ii) enforce, at the request of Buyer, for the account of Buyer, any rights of Seller arising from any such Nonassignable Right (including, without limitation, the right to elect to terminate in accordance with the terms thereof upon the advice of Buyer).

     2.4 Liabilities.
         -----------

          (a) Assumed Liabilities. Subject to the provisions of this Section
              -------------------                                    -------
2.4(b), at Closing, Buyer shall assume, discharge and perform the liabilities
------
and obligations of Seller arising or to be performed after the Closing Date under the Assumed Contracts and Licenses in effect on the Closing Date and all other liabilities and obligations that arise from the ownership or operation of the Assets after the Closing Date. All of the foregoing liabilities and obligations shall be referred to herein collectively as the "Assumed Liabilities."

          (b) Excluded Liabilities. Notwithstanding anything contained in this
              --------------------
Agreement to the contrary, Buyer shall not assume or otherwise be liable in respect of, or be deemed by virtue of the execution and delivery of this Agreement, or as a result of the consummation of the transactions contemplated by this Agreement, to have assumed or otherwise be liable in respect of, any debt, claim, obligation, or other liability of Seller, or any of its Affiliates other than the Assumed Liabilities, including, without limitation, any of the following liabilities or obligations of Seller (collectively, the "Excluded Liabilities").

               (i) all obligations or liabilities of Seller or any predecessor or Affiliate of Seller which in any way relate to, or arise out of, any of the Excluded Assets;

               (ii) any and all Tax liabilities of Seller;

               (iii) all liabilities or obligations of Seller owed to Affiliates of Seller;

               (iv) all liabilities or obligations of Seller for borrowed money or interest on such borrowed money;

               (v) all liabilities or obligations arising out of any breach by Seller or any predecessor or Affiliate of Seller of any of the terms or conditions of any provision of any Contract;

               (vi) all liabilities or obligations of Seller or any predecessor or Affiliate of Seller resulting from, caused by or arising out of, any violation of law;

               (vii) all claims, liabilities, or obligations of Seller as an employer, including, without limitation, liabilities for wages, supplemental unemployment benefits, vacation benefits, severance benefits, retirement benefits, Federal Consolidated Omnibus Budget Reconciliation Act of 1985 benefits, Federal Family and Medical Leave Act of 1993 benefits, Federal Workers Adjustment and Retraining Notification Act obligations and liabilities, or any other employee benefits, withholding Tax liabilities, workers' compensation, or unemployment compensation benefits or premiums, hospitalization or medical claims, occupational disease or disability claims, or other claims attributable in whole or in part to employment or termination by Seller or arising out of any labor matter involving Seller as an employer, and any claims, liabilities and obligations arising from or relating to any employee benefit plans;

               (viii) all claims, liabilities, losses, damages, or expenses relating to any litigation, proceeding, or investigation of any nature arising out of the Business or ownership of the Assets on or prior to the Closing Date including, without limitation, any claims against or any liabilities for injury to, or death of, Persons or damage to or destruction of property, any workers' compensation claims, and any warranty claims;

               (ix) except as may otherwise be provided herein, any accounts payable, other indebtedness, obligations or accrued liabilities of Seller;

               (x) any claims, liabilities, losses, damages, expenses or obligations resulting from the failure to comply with, or imposed pursuant to, any Environmental Law or resulting from the use, presence, generation, storage, treatment, transportation, handling, disposal, emission or release of Hazardous Substances, solid wastes, and gaseous matters by Seller or by any other Person related to, or affiliated with, Seller or the Assets to the extent related to, arising from or otherwise attributable to acts or omissions prior to, or conditions existing as of, the Closing Date, including, without limitation, any liability or obligation for cleaning up waste disposal sites from or related to acts or omissions on or prior to the Closing Date;

               (xi) all fees and expenses incurred by Seller in connection with negotiating, preparing, closing, and carrying out this Agreement and the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of Seller's attorneys, accountants, consultants and brokers; and

               (xii) any contracts that Buyer is not specifically assuming.

Seller agrees that it shall pay promptly when due any and all Excluded Liabilities not discharged by it at or prior to Closing. Buyer is not the successor employer of Seller's employees for any purpose and is not required to employ any of such employees and has no liability whatsoever with respect to any employee of Seller.

     2.5 Purchase Price.
         --------------

          (a) The Purchase Price for the Assets is Three Million Five Hundred Thousand Dollars ($3,500,000), which amount, plus any amount to be paid by Buyer to Seller pursuant to Section 2.8 of this Agreement, shall be paid to Seller or
                      -----------
its designee at Closing by wire transfer to an account or accounts designated by Seller (the "Closing Payment"). Buyer shall be notified in writing at least two
(2) Business Days prior to the Closing Date of the account(s) to which the Closing Payment should be directed.

          (b) Regardless of whether the Management Agreement has been terminated and subject to Section 13(b) of the Management Agreement, in addition to the Closing Payment and in accordance with Section 2.5(d) hereof, Buyer shall pay to
                                       --------------
Seller the Earn-Out amount, if any (as defined below), by wire transfer to an account designated by Seller at least two (2) Business Days prior to the date such payment is due. For the purposes hereof, the "Earn-Out" shall mean an amount equal to: (i) the sum of (x) Cash Flow (as defined in paragraph (c)
                         ---
below) attributable to the Assets and other assets of the Buyer purchased by Buyer in accordance with the terms and conditions of the Management Agreement located on any Identified Site or any New Site (as each term is defined in the Management Agreement), plus (y) Cash Flow attributable to the Assets and other
                       ----
assets of the Buyer purchased by Buyer in accordance with the terms and conditions of the Management Agreement located on any Identified Site or New Site, which have been sold, assigned or transferred by Buyer after the Closing Date to a third party at any time during the Earn-Out Period, (ii) multiplied by
                                                                   ----------
seven (7), minus (iii) the sum of (x) the Closing Payment, (y) Capital
           -----           ---
Expenditures (as defined in the Management Agreement) incurred by Buyer (or committed by Buyer to the extent any Cash Flow has been generated with respect thereto) in connection with the construction of any Advertising Displays during the Earn-Out Period and (z) Overhead Costs and Development Costs (as such terms are defined in the Management Agreement), (iv) plus the amount equal to the
                                               ----
excess of Period Cash Flow (as defined below) over $1,250,000. In the event that any Assets sold, assigned or transferred to a third party by Buyer during the Earn-Out Period are Advertising Displays which have not yet been constructed or outdoor advertising sites which were constructed within 90 days of such sale, assignment or transfer and have not had at least three (3) months of advertising or are Identified Sites (as such term is defined in the Management Agreement) and have not had at least three (3) months of advertising, Cash Flow will be determined in accordance with Schedule A attached hereto for each such outdoor
                              ----------
advertising site. Notwithstanding the foregoing, with respect to any New Sites (as such term is defined in the Management Agreement) that have not had at least three (3) months of advertising, Cash Flow shall be determined in good faith by Buyer and Seller as soon as reasonably practicable.

          (c) For the purposes hereof, "Cash Flow" shall mean, with respect to Advertising Displays, Net Revenue less (A) an appropriate allowance for uncollectible accounts determined in accordance with GAAP consistently applied and (B) Operating Costs (as such term is defined on Schedule B attached hereto)
                                                    ----------
for the twelve (12) month period immediately preceding the expiration of the Earn-Out Period. For Advertising Displays with at least three (3) months but less than twelve (12) months of calculable Cash Flow, the amount of Cash Flow shall be calculated on an annualized basis. Cash Flow shall be calculated with respect to a specific Advertising Display commencing on the earlier to occur of
(i) the date on which the first advertisement is placed on an Advertising Display or (ii) ninety (90) days following the completion of construction of such Advertising Display. Notwithstanding anything herein to the contrary, in connection with any calculation of Cash Flow pursuant to this Section 2.5(c),
                                                              --------------
Operating Costs less Site Lease costs for any given Advertising Display shall not exceed 23% of Net Revenue relative to such Advertising Display. If (xx) the two (2) Eads Bridge sites (described on Schedule 3.5 hereto) have not had at
                                        ------------
least three (3) calendar months of advertising and (yy) the Eads Bridge construction was not completed with the bridge open to pedestrian and vehicle traffic within fifteen (15) months of the Closing, then Cash Flow for each Eads Bridge site shall be determined in accordance with Schedule C attached
                                                             ----------
hereto. Except with respect to the Eads Bridge sites and any sales of Advertising Displays as provided in the last two sentences of Section 2.5(b), no
                                                              --------------
Cash Flow shall be attributed to any Advertising Displays with less than three
(3) months of calculable Cash Flow for purposes of determining the Earn-Out. For the purposes hereof, the term "Period Cash Flow" shall mean Net Revenue less Operating Costs (as defined on Schedule B attached hereto) calculated in
                               ----------
accordance with GAAP consistently applied for the eighteen month period ending at 11:59 p.m. on the last day of the Earn-Out Period with respect to the operation of the business by Cityvision under the terms and conditions of the Management Agreement.

          (d) Within sixty (60) days after the expiration of the Earn-Out Period, Buyer shall calculate the Earn-Out amount and shall promptly submit such calculation to Seller. If Seller disagrees with such calculation, Seller shall give prompt written notice thereof to Buyer, but in no event later than thirty
(30) days after receipt of such calculation, specifying in reasonable detail the nature and extent of such disagreement. Thereafter, Buyer and Seller shall have a period of ten (10) days in which to resolve such disagreement. If the parties are unable to resolve such disagreement within such 10-day period, the matter shall be submitted to Arthur Andersen LLP ("AA"), an independent certified public accounting firm, which accounting firm shall be directed to submit a final calculation of the Earn-Out amount within thirty (30) days. AA's determination shall be final and binding on both Buyer and Seller. Each party shall bear the fees and expenses of its own representatives, including its independent accountants, if any, in connection with the determination of the Earn-Out amount and shall share equally the fees and expenses of AA, if any. Within ten (10) Business Days following a final determination hereunder of the Earn-Out amount (either by agreement of the parties or pursuant to the dispute resolution mechanism described above), Buyer will pay the Earn-Out amount determined to be due and payable in accordance with this Section 2.5.
                                                         -----------

          (e) On the date that the final determination of the Earn-Out amount is made pursuant to the provisions of Section 2.5(d), Buyer shall deliver to Seller
                                   --------------
a good faith estimate of the amount and aging of accounts receivable deemed uncollectible as of such date. Seller shall, on Buyer's behalf, thereafter continue to attempt to collect such deemed uncollectible accounts receivable for the next sixty (60) days in accordance with the standard collection practices and procedures of Buyer. At the end of such sixty-day period, to the extent that any accounts receivable previously deemed to be uncollectible have been collected, Buyer shall recalculate the Earn-Out amount that would have been payable if such accounts receivable had previously been collected in accordance with the provisions of Section 2.5(b). Such recalculated Earn-Out amount shall
                       --------------
be compared to the amount previously paid to Seller by Buyer in accordance with the provisions of Section 2.5(d). Buyer shall, within ten (10) Business Days
                  --------------
following such recalculation, pay to Seller, the amount, if any, that such recalculated Earn-Out Amount exceeds the Earn-Out Amount previously calculated and paid to Seller in accordance with the provisions of Sections 2.5(b) and
                                                        ---------------
2.5(d).
------

     2.6 Adjustments and Prorations.
         --------------------------

          (a) All revenues arising from the operation of the Business, earned or accrued until midnight on the day prior to the Closing Date, and all expenses, costs or liabilities, arising therefrom incurred, accrued or payable up until such time including, without limitation, business, license, utility charges, real and personal property Taxes and assessments levied against the Assets, property and equipment rentals, applicable copyright or other fees, sales and service charges and Taxes (other than income Taxes, which shall be Seller's sole responsibility for all Taxable periods ending prior to the Closing Date, and those Taxes arising from the sale and transfer of the Assets, which, in the case of transfer and other similar Taxes shall be paid as set forth in Section 5.9)
                                                                  -----------
shall be prorated between Buyer and Seller in accordance with the principle that
(i) Seller shall receive all revenues, refunds and deposits (to the extent such refunds or deposits can be released or refunded) of Seller held by third parties, and shall be responsible for all expenses, costs and liabilities incurred, payable or allocable to the conduct of the Business for the period prior to the Closing Date and (ii) Buyer shall receive all revenues earned or accrued, and shall be responsible for all expenses, costs and liabilities incurred, payable or allocable to the conduct of the Business for the period commencing on and continuing after the Closing Date (provided that Buyer shall have no responsibility for any wages, salaries, vacation, sick pay or other similar expenses of any employee of Seller, it being understood that Buyer is not the successor employer of any of Seller's employees).

          (b) Adjustments or prorations pursuant to this Section 2.6 will,
                                                         -----------
insofar as feasible, be determined and paid on the Closing Date based upon Seller's calculation delivered to Buyer five (5) days prior to the Closing Date and approved by Buyer, with final settlement and payment by the appropriate party occurring as described below. In the event any adjustment must be made post-Closing, the determination of the amount of adjustment under this Section
                                                                       -------
2.6 shall be made by Buyer in accordance with GAAP, consistently applied. Upon
---
such determination, within ninety (90) days after the Closing Date, Buyer shall submit such determination to Seller for approval. If Seller disagrees with the determination made by Buyer of the adjustment, Seller shall give prompt written notice thereof, but in no event later than ten (10) days after receipt of such determination, specifying in reasonable detail the nature and extent of such disagreement and stating the amount of Seller's proposed final allocation and proration, and Buyer and Seller shall have a period of ten (10) days in which to resolve such disagreement. If the parties are unable to resolve such disagreement within such 10-day period, the matter shall be submitted to AA, an independent certified public accounting firm, which accounting firm shall be directed to submit a final resolution within thirty (30) days. AA's determination shall be binding on both Buyer and Seller. Each party shall bear the fees and expenses of its own representatives, including its independent accountants, if any, and shall share equally the fees and expenses of AA, if any. Within ten (10) Business Days following a final determination hereunder of the adjustments or prorations (either by agreement of the parties or pursuant to the dispute mechanism described above), the party obligated to make payment will pay the amounts determined to be due and owing in accordance with this Section
                                                                       -------
2.6.
---

     2.7 Allocation. Buyer and Seller shall attempt in good faith to negotiate
         ----------
an allocation of the Closing Payment to the Assets in a manner which complies with Section 1060 of the Code prior to Closing. The parties acknowledge and agree that if Buyer and Seller are unable to reach such agreement prior to Closing, then, within sixty (60) days after Closing, Buyer and Seller shall negotiate in good faith such allocation. In the event that Buyer and Seller cannot agree on such allocation within such sixty-day period, the matter shall be submitted to AA, an independent accounting firm, which accounting firm shall be directed to submit a final allocation within thirty (30) days. AA's determination shall be binding on both Buyer and Seller. Each party shall bear the fees and expenses of its own representatives, including its independent accountants, if any, and shall share equally the fees and expenses of AA, if any. The allocation, whether agreed upon by both Buyer and Seller or submitted by AA, shall be consistently reported by Buyer and Seller on Form 8594 in compliance with Section 1060 of the Code.

     2.8 Pre-Built Advertising Displays.
         ------------------------------

          (a) At the Closing, Buyer shall pay to Seller an amount equal to Seller's actual cost of constructing Advertising Displays with respect to the following sites, which sites are intended to be used by Seller in connection with its obligations under the Management Agreement: STL 1, STL 2 and STL 5 (each as more fully described on Schedule 3.5 hereto). Notwithstanding the
                                 ------------
foregoing, the maximum amount which Buyer shall pay to Seller pursuant to this
Section 2.8(a) shall be $200,000. Such payment shall be considered an advance of
--------------
Capital Expenditures and shall be deducted from the amount of the Capital Expenditure Commitment (as such term is defined in the Management Agreement).

          (b) At the Closing, Buyer shall reimburse Seller for Seller's Overhead Costs (as defined in the Management Agreement) incurred after December 1, 2000 in connection with the Management of the Business. Any such payment made by Buyer at Closing shall be included as an "Overhead Cost" in the eventual calculation of the Earn-Out amount.

                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     Each Seller hereby jointly and severally represents and warrants to Buyer as follows:

     3.1 Organization, Standing and Authority. Each Seller is a limited
         ------------------------------------
liability company duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization. Each Seller has all necessary power and authority to own, lease and operate the Assets and to carry on the Business as now being conducted and as proposed to be conducted and is duly qualified to do business in each jurisdiction in which its operation of the Assets or its ownership or leasing of property makes such qualification necessary. Each of the foregoing states are listed on Schedule 3.1 hereto.
                                                      ------------

     3.2 Authorization and Binding Obligation. Each Seller has the requisite
         ------------------------------------
power and authority to execute, deliver, and perform this Agreement and all other agreements to be executed and delivered by it hereunder or in connection herewith (the "Ancillary Agreements"), and all necessary actions on the part of each Seller have been duly and validly taken to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements. This Agreement has been duly executed and delivered by each Seller and constitutes the legal, valid and binding obligation of each Seller enforceable against each Seller, and each of the Ancillary Agreements to be delivered by Seller, when executed and delivered at Closing, will constitute a valid and binding obligation of each Seller, in accordance with its terms, except as provided by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general equitable principles.

     3.3 Absence of Conflicting Agreements. Neither the execution, delivery or
         ---------------------------------
performance of this Agreement or the Ancillary Agreements when so executed (with or without the giving of notice, the lapse of time, or both) nor the consummation of the transactions contemplated hereby, (i) will conflict with any provision of the Articles of Organization or Operating Agreement of any Seller;
(ii) will conflict with, will result in a breach of, or will constitute a default under any applicable law, judgment, order, ordinance, decree, rule, regulation or ruling of any court or governmental instrumentality, except for those conflicts, breaches and defaults that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Seller's ability to consummate the transactions contemplated by this Agreement; (iii) will result in a breach of, will conflict with, will constitute a default under or will permit any party to terminate, modify, accelerate the performance of or cancel the terms of, any Assumed Contract or License to which any Seller is a party or by which any Seller may be bound; or (iv) creates any Lien upon any of the Assets.

     3.4 Licenses. Schedule 3.4 hereto contains a true, correct and complete
         --------  ------------
list of all of the Licenses used in the operation of the Business. The Licenses comprise all of the licenses, permits and other authorizations necessary to conduct the Business in the manner and to the full extent now being conducted by Seller, and none of the Licenses is subject to any restriction or condition which would limit the full operation of the Business as presently operated. The Licenses, except as otherwise set forth on Schedule 3.4, are in full force and
                                           ------------
effect, and the conduct of the Business is in accordance therewith. Upon consummation of the transactions contemplated hereby, the Licenses will be transferred to Buyer such that Buyer may continue to operate the Business as presently operated.

     3.5 Site Leases. Schedule 3.5 hereto contains a true, correct and complete
         -----------  ------------
list of the all Site Leases used in connection with, or necessary to conduct, the Business as now conducted. Seller has good and marketable title to all of the Site Leases relating to the ten (10) outdoor display easements located in East St. Louis, Illinois, described on Schedule 3.5, and none of such Site
                                       ------------
Leases is subject to any Lien, except for (a) Liens which shall be discharged or removed by Seller prior to or at Closing, (b) Liens for Taxes not yet due and payable and (c) such imperfections of title and encumbrances, if any, which are not, individually or in the aggregate, material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use (or anticipated use for outdoor displays, except as disclosed on
Schedule 3.7), of the property subject thereto or affected thereby. Except as
------------
set forth on Schedule 3.5, each of the Site Leases is in full force and effect.
             ------------
All necessary Licenses with respect to the Site Leases have been obtained, have been validly issued, are in full force and effect and upon consummation of the transactions contemplated hereby, the Site Leases will be transferred to Buyer such that Buyer may continue to operate the Business as presently operated. Except as otherwise disclosed on Schedule 3.5, Seller is not, and to Seller's
                                 ------------
knowledge, no other
party is in material default under any Site Lease. Seller has the full legal power and authority to assign its rights under each Site Lease listed in
Schedule 3.5 hereto to Buyer.
------------

     3.6 Title to and Condition of Personal Property. Schedule 2.1(d) hereto
         -------------------------------------------  ---------------
contains a true, correct and complete list of the items of Personal Property which Buyer will acquire as of the Closing Date relating to the operation of the Business. Seller has good and marketable title to all of the Personal Property listed on Schedule 2.1(d) and none of such Personal Property is subject to any
          ---------------
Lien, except for (a) Liens which shall be discharged or removed by Seller prior to or at Closing, (b) Liens for Taxes not yet due and payable and (c) such imperfections of title and encumbrances, if any, which are not, individually or in the aggregate, material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the Personal Property subject thereto or affected thereby. Seller is not, and to Seller's knowledge no other party is, in material default under any of the leases, licenses or other agreements relating to the Personal Property listed on
Schedule 2.1(d). Except as otherwise disclosed in Schedule 2.1(d) hereto, the
---------------                                   ---------------
Personal Property listed therein is in good operating condition and repair (ordinary wear and tear excepted), and is available for immediate use in the Business.

     3.7 Contracts. Schedule 3.7 hereto contains a true, correct and complete
         ---------  ------------
list of all the Assumed Contracts in effect on the date hereof relating to the Business. On or prior to the date hereof, Seller has provided Buyer with true, correct and complete copies of the Assumed Contracts set forth on Schedule 3.7.
                                                                  ------------
All of the Assumed Contracts are in full force and effect and are valid, binding and enforceable against Seller in accordance with their terms. Except as otherwise disclosed on Schedule 3.7, there is no default or breach by Seller, or
                       ------------
to Seller's knowledge, any other party to any Assumed Contract and there are no negotiations pending or in progress to revise, modify, terminate or extend any such Assumed Contracts. Except as set forth on Schedule 3.7, to the Seller's
                                               ------------
knowledge, there is no provision in any Assumed Contract which any party to such Assumed Contract is unable to perform. The Assumed Contracts are the only contractual agreements necessary to operate the Business as currently conducted and as presently proposed to be conducted.

     3.8 Consents. Schedule 3.8 sets forth (a) those Assumed Contracts which
         --------  ------------
require consent for assignment to Buyer and (b) all of the other consents, governmental or otherwise, required to consummate the transactions contemplated hereby. Except for the Consents described in Schedule 3.8 hereto, no consent,
                                             ------------
authorization, approval, order, license, certificate or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal, and no consent or waiver of any party to any Contract to which Seller is a party is required or declaration to or filing with any governmental or regulatory authority, or any other third party is required to: (i) execute this Agreement or any Ancillary Agreement, (ii) consummate this Agreement of any Ancillary Agreement and the transactions contemplated hereby or thereby, or (iii) permit Seller to assign or transfer the Assets to Buyer.

     3.9 Advertising Displays. At Closing, Seller will own the Advertising
         --------------------
Displays, all of which are located within the Markets, free and clear of all Liens. Each of the Advertising Displays is in material compliance with all applicable federal, state and local laws, rules, regulations, ordinances, codes and statutes. The location of each Advertising Display is set forth on Schedule 1.1(b) attached hereto.
                        ---------------

     3.10 Financial Statements. Schedule 3.10 hereto contains true, correct and
          --------------------  -------------
complete copies of (a) the unaudited financial statements of Seller pertaining to its business, which financial statements contain a balance sheet, statement of operations and statement of changes in members' equity for fiscal year ended December 31, 1999 (the "1999 Financials") and (b) the unaudited financial statements of Seller pertaining to its business, which financial statements contain a balance sheet, statement of operations, statement of changes in members' equity and statement of cash flows for the nine months ended September 30, 2000 (such unaudited financial statements and the 1999 Financials are collectively referred to herein as the "Financial Statements"). The Financial Statements were prepared in accordance with GAAP, consistently applied. The Financial Statements are true and correct in all material respects and present fairly the operating income and financial condition of Seller and its business as at their respective dates. Except as otherwise indicated in the Financial Statements, the accounting practices used by Seller in preparing Seller's internal financial statements for the Financial Statements were the same in each of such Financial Statements and were consistently followed throughout the periods reflected in each of such Financial Statements.

     3.11 Reports. All material returns, reports and statements which the
          -------
Business is required to file with any governmental agency have been filed, and all reporting requirements of governmental authorities having jurisdiction over the operation of the Business have been complied with.

     3.12 Taxes. Except to the extent set forth in Schedule 3.12, Seller has
          -----                                    -------------
filed or caused to be filed all federal, state, county, local or city Tax Returns affecting the Business or the Assets which are required to be filed by Seller, and all Tax assessments and other governmental charges which are due and payable have been timely paid. To Seller's knowledge, there are no Tax liens upon the Business or the Assets. All Tax reports filed by Seller fairly reflect the Taxes of Seller for the periods covered thereby and the Seller has received no notice of any Tax deficiency or delinquency. No Internal Revenue Service audit of Seller is pending or, to the knowledge of Seller, threatened and the results of any completed audits are properly reflected in the Financial Statements. All monies required to be withheld by Seller from employees or collected from customers for income taxes, social security and unemployment insurance Taxes and sales, excise and use Taxes, and the portion of any such Taxes to be paid by Seller to governmental agencies or set aside in accounts for such purposes have been so paid or set aside, or such monies have been approved, reserved against and entered upon the books of Seller and the Financial Statements.

     3.13 Claims; Legal Actions. Except as set forth on Schedule 3.13, there are
          ---------------------                         -------------
no actions, suits, proceedings, orders or claims pending or threatened against Seller, or pending or threatened by Seller against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality which relate to, or in any way affect, the Business or the Assets (including, without limitation, any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement or any Ancillary

Agreement). Seller is not subject to any judgment, order or decree of any court or other governmental agency, and Seller has received no written opinion or memorandum from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability which may be material to the Business.

     3.14 Compliance with Laws. Seller has complied in all material respects
          --------------------
with (i) the Licenses and (ii) all applicable federal, state and local laws, rules, regulations, ordinances, codes, statutes, judgments, orders and decrees in connection with the operation of the Business. To Seller's knowledge, neither the ownership or the use of the properties of Seller relating to the Business nor the conduct of the Business conflicts with the rights of any other Person.

     3.15 Undisclosed Liabilities. With respect to the Business or the Assets,
          -----------------------
except as set forth in Schedule 3.15 hereto or otherwise disclosed in this
                       -------------
Agreement or any Schedule or Exhibit hereto, (a) Seller has no liability, secured or unsecured (whether absolute, accrued, contingent or otherwise and whether due or to become due) of a nature required by GAAP to be reflected in a balance sheet or disclosed in the notes thereto except (i) as such liabilities and obligations are reflected in Seller's Financial Statements, or (ii) for liabilities and obligations incurred after the Balance Sheet Date, in the ordinary course of business consistent with past practices (none of which is a liability resulting from breach of contract, breach of warranty, tort, infringement, claim or lawsuit), none of which individually or in the aggregate are materially adverse to the Assets or operations of the Business and (b) Seller has no contingent liabilities or other liabilities outside the ordinary course of business not reflected in the Financial Statements.

     3.16 Books and Records. The books of account of the Business and other
          -----------------
records of the Seller relating to the Business are true, correct and complete in all material respects. At the Closing, all such books and records shall be located at the business office of Seller, except for the books and records which relate solely and exclusively to the Excluded Assets.

     3.17 Assets. The Assets include all material assets used or useful in
          ------
connection with the Business as currently conducted and all material assets which permit the operation of the Business as currently conducted. At Closing, Seller will transfer good and valid title to the Assets (other than those which are leased or licensed by Seller) free and clear of any Liens.

     3.18 Environment, Health and Safety. To Seller's knowledge, except as set
          ------------------------------
forth on Schedule 3.18:
         -------------

          (a) The Seller's operation of the Business is in compliance in all material respects with Environmental Laws;

          (b) The Business has obtained, and is in material compliance with, all necessary permits or authorizations that are required under Environmental Laws to operate the Business;

          (c) No Environmental Claims have been asserted against Seller or, to the knowledge of Seller, any predecessor in interest, nor does Seller have knowledge or notice of any threatened or pending Environmental Claim against Seller; and

          (d) Seller further represents that it has delivered to Buyer true, correct and complete copies of all environmental reports, studies, investigations or correspondence in Seller's possession, if any, regarding any environmental conditions at any of the Site Lease locations.

     3.19 Brokerage. Except as set forth on Schedule 3.19, there are no claims
          ---------                         -------------
for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon Seller. Seller shall pay, and shall hold Buyer harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

     3.20 Affiliated Transactions. Except as set forth on Schedule 3.20 hereto,
          -----------------------                         -------------
no officer, director, employee, stockholder, member or Affiliate of Seller or any individual related by blood, marriage, or adoption to any such individual or any entity in which such Person owns any beneficial interest, is a party to any agreement, contract, commitment, or transaction with Seller or has any interest in any property used by Seller or the Assets.

     3.21 Affiliation with AA. Neither Seller nor any Affiliate of Seller
          -------------------
currently uses the services of AA or has used such services within the past two years, or is currently affiliated in any way with AA.

     3.22 No Real Property. Except as set forth on Schedule 3.22, Seller does
          ----------------                         -------------
not own any real property which is used or useful in the operation of the Business.

     3.23 Absence of Certain Changes. Since September 30, 2000, there has not
          --------------------------
been: (a) any material damage, destruction or loss of any kind with respect to the Assets not covered by valid and collectible insurance, nor, to Seller's knowledge and except as set forth on Schedule 3.23, has there been any event or
                                     -------------
circumstance which has had, or reasonably could be expected to have, a material adverse effect on the Assets or operation of the Business; (b) any change by Seller in its financial or Tax accounting principles or methods, except insofar as required by GAAP or applicable law; (c) any sale or encumbrance of any Assets of the Business except in the ordinary course of business (other than the Indianapolis Assets); or (d) any adverse change in Seller's relationship with its material lenders, suppliers, customers and Seller has no reason to believe that such adverse change may be reasonably likely to occur.

     3.24 No Third Party Options. There are no existing agreements with, options
          ----------------------
or rights of, or commitments to any Person other than to Buyer to acquire any of the Assets or any interest therein.

     3.25 Full Disclosure. No representation or warranty by Seller contained in
          ---------------
this Agreement (including the Schedules hereto), or in any certificate furnished pursuant to this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein made not misleading.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------

     Buyer represents and warrants to Seller as follows:

     4.1 Organization, Standing and Authority. Buyer is a corporation duly
         ------------------------------------
organized, validly existing, and in good standing under the laws of the State of Delaware.

     4.2 Authorization and Binding Obligation. Buyer has the requisite power and
         ------------------------------------
authority to execute, deliver, and perform this Agreement and all Ancillary Agreements and all necessary action on the part of Buyer has been duly and validly taken to authorize the execution, delivery and performance of this Agreement and the Ancillary Agreements. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer enforceable against Buyer, and each of the Ancillary Agreements to be delivered by Buyer, when executed and delivered at Closing, will constitute a valid and binding obligation of Buyer, in accordance with its terms, except as provided by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general equitable principles.

     4.3 Absence of Conflicting Agreements or Consents. No consent,
         ---------------------------------------------
authorization, approval, order, license, certificate or permit of or from, or declaration or filing with any federal, state, local or other governmental authority or any court or other tribunal, and no consent or waiver of any party to any contract to which Buyer is a party is required for the execution, delivery or performance of this Agreement or any Ancillary Agreement. Neither the execution, delivery or performance of this Agreement or any Ancillary Agreement (with or without the giving of notice, the lapse of time, or both) nor the consummation of the transactions contemplated hereby or thereby: (i) will conflict with the Certificate of Incorporation of Buyer; (ii) will conflict with, result in a breach of, or constitute a default under any applicable law, judgment, order, injunction, decree, rule, regulation or ruling of any court or governmental instrumentality, except for such conflicts, breaches and defaults that, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on Buyer's ability to consummate the transactions contemplated by this Agreement; or (iii) will conflict with, result in a breach of, constitute a default under, permit any party to terminate, modify, accelerate the performance of or cancel the terms of, any agreement, lease, instrument of indebtedness, license or other obligations to which Buyer is a party, or by which Buyer may be bound, such that Buyer could not acquire or operate the Assets and the Business.

     4.4 Brokerage. There are no claims for brokerage commissions, finders' fees
         ---------
or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon Buyer. Buyer shall pay, and hold Seller harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys fees and out-of-pocket expenses) arising in connection with any such claim.

     4.5 Affiliation with AA. Neither Buyer nor any Affiliate of Buyer currently
         -------------------
uses the services of AA or has used such services within the past two years, or is currently affiliated in any way with AA.

                                    ARTICLE V

                                    COVENANTS
                                    ---------

     5.1 Conduct Prior to the Closing Date. Seller, from and after the date
         ---------------------------------
hereof through the Closing Date, shall:

          (a) use its commercially reasonable efforts to maintain its present business organization, preserve its relationships with its customers and others having business relationships with it and refrain from materially and adversely changing any of its business policies;

          (b) maintain its books of account and records in the usual and ordinary manner and in accordance with GAAP consistent with past practice consistently applied except as otherwise provided herein;

          (c) operate in the usual and ordinary course of business in accordance with past practices and conduct its business in all material respects in compliance with the terms of the Licenses and in accordance with all applicable laws, rules, and regulations;

          (d) maintain the Assets in substantially their current condition, ordinary wear and tear excepted; (e) maintain insurance on the Assets in such amounts and of such kinds comparable to that in effect on the date of this Agreement;

          (f) not knowingly incur any debts, obligations or liabilities (absolute, accrued, contingent, or otherwise) that include obligations (monetary or otherwise) to be performed by Buyer after the Closing that exceeds $50,000 individually or $100,000 in the aggregate;

          (g) not lease, mortgage, pledge, or subject to a Lien any of the Assets or sell or transfer any of the Assets without replacing such Assets with an asset of substantially the same value and utility;

          (h) not: (i) modify or extend any Assumed Contracts (other than automatic renewals that are effective without providing any notice) or (ii) enter into any new Contract that would constitute an Assumed Contract, which requires payments after the Closing in excess of

$50,000 individually or $100,000 in the aggregate, without the prior written consent of Buyer, which consent shall not be unreasonably withheld or delayed;

          (i) not make (i) any change in the accounting principles, methods, or practices followed by Seller or depreciation or amortization policies or rates, or (ii) change any Tax election or settle any Tax audit or controversy relating to the Assets;

          (j) not make any loans or make any dividends or distributions other than with any Excluded Assets;

          (k) other than in the ordinary course of business, not cancel or compromise any debt or claim, or waive or release any right, of material value that will be assumed by or assigned to Buyer at the Closing;

          (l) not disclose to any person (other than Buyer and its representatives) any confidential or proprietary information, except as may otherwise be required by law; and

          (m) agree to do any of the foregoing.

     5.2 Access. From and after the date hereof through the Closing Date, Seller
         ------
shall, or shall cause the Company, to (a) give Buyer and Buyer's counsel, accountants, engineers and other representatives, reasonable access during normal business hours to all of the Company's employees and the Assets, in order that Buyer may have full opportunity to make, at Buyer's expense, such review, examination and investigation as Buyer desires of the affairs of the Company and
(b) furnish Buyer with information and copies of all documents and agreements including, but not limited to, financial and operating data and other information concerning the financial condition, results of operations and business of the Company that Buyer may reasonably request. The rights of Buyer under this Section 5.2 shall not be exercised in such a manner as to interfere
           -----------
unreasonably with the business or operations of the Company.

     5.3 Satisfaction of Conditions; Closing. From and after the date hereof
         -----------------------------------
through the Closing Date, each of Buyer and Seller shall use its commercially reasonable efforts to conduct its business in such a manner that on the Closing Date the representations and warranties of such party contained in this Agreement shall be true and correct in all material respects as though such representations and warranties were made on and as of such date. Furthermore, Seller and Buyer shall cooperate with each other and shall use their respective commercially reasonable efforts to satisfy promptly all conditions required hereby to be satisfied by Buyer and Seller in order to consummate the transactions contemplated by this Agreement.

     5.4 Sale of Assets; Negotiations. From and after the date hereof through
         ----------------------------
the Closing Date, Seller shall not, and Seller shall cause its respective Affiliates, directors, officers, employees, agents, representatives, legal counsel, and financial advisors not to: (a) solicit, initiate, accept, consider, entertain or encourage the submission of proposals or offers from any Person with respect to the acquisition contemplated by this Agreement or any similar transaction wherein such Person would directly or indirectly acquire all or any portion of the Assets or ownership interests in Seller, or any merger, consolidation, or business combination, directly or indirectly, with or for Seller or all or substantially all of the Company, or (b) participate in any negotiations regarding, or, except as required by legal process (including pursuant to discovery or agreements existing on the date hereof), furnish to any Person (other than Buyer) to do or seek any of the foregoing. Seller shall not enter into any agreement or consummate any transactions that would interfere with the consummation of the transactions contemplated by this Agreement. Seller shall promptly notify Buyer in writing if it receives any written inquiry, proposal or offer described in this Section 5.4 or any verbal inquiry, proposal or offer described in this
     -----------
Section 5.4 that is competitive with the terms of the transactions contemplated
-----------
by this Agreement and Seller shall inform such inquiring Person of the existence of this Agreement and make such inquiring Person or entity aware of Seller's obligations under this Section 5.4. The notification under this Section 5.4
                       -----------                              -----------
shall include the identity of the Person making such inquiry, offer, or other proposal, the terms thereof, and any other information with respect thereto as Buyer may reasonably request. Seller shall not provide any confidential information concerning the Business or the Assets to any third party other than in the ordinary course of the business and consistent with prior practice. Seller has ceased and caused to be terminated any existing activities, discussions or negotiations with any Person conducted heretofore with respect to any of the foregoing.

     5.5 Notification. From and after the date hereof through the Closing Date,
         ------------
each party hereto shall promptly notify the other party hereto in writing of:
(a) the failure of such party or, to such party's knowledge, any employee or agent of such party to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with hereunder, or (b) the occurrence of any event that would entitle such party to terminate this Agreement pursuant to Section 6.2.
                      -----------

     5.6 Response to Certain Actions. From and after the date hereof through the
         ---------------------------
Closing Date, each of Buyer and Seller agrees to cooperate and use its commercially reasonable efforts to contest and resist any action, including administrative or judicial action, and make reasonable attempts to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, that is in effect and that restricts, prevents or prohibits the consummation of the transactions contemplated by this Agreement.

     5.7 Further Assurances. At and after the Closing, Seller shall from time to
         ------------------
time, at the request of, and without further cost and expense to Buyer, take such actions, and shall execute and deliver to Buyer such further deeds, bills of sale or other transfer documents as may be reasonably requested by Buyer in order to more effectively consummate the transactions contemplated hereby, and Buyer shall from time to time, at the request of, and without further cost and expense to, Seller, execute and deliver such other instruments and take such other actions as may reasonably be requested in order to more effectively assume the Assumed Liabilities.

     5.8 Accounts Receivable. All Accounts Receivable of Seller arising out of
         -------------------
the operations of the Business prior to the Closing Date and outstanding on the Closing Date shall remain the property of Seller and shall be collected by Seller. At Closing, Seller shall deliver a true, correct and complete detailed statement of each Account Receivable as of the Closing Date which Seller will collect, consistent with its customary collection practices.

     5.9 Taxes, Fees and Expenses. All sales, use, transfer, and purchase Taxes
         ------------------------
and fees, if any, arising out of the transfer of the Assets pursuant to this Agreement shall be paid by Seller. Buyer and Seller agree to cooperate with each other and to file all necessary documentation (including but not limited to, all Tax Returns) with respect to all such amounts in a timely manner. Except as otherwise provided in this Agreement, each party shall pay its own costs and expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including, without limitation, all fees and expenses of counsel, accountants, agents and other representatives.

     5.10 Bulk Sales Law. Buyer hereby waives compliance by Seller with the
          --------------
provisions of Article 6 of the Uniform Commercial Code - Bulk Transfers and the Bulk Sales Act and any other applicable United States, state or provincial bulk sales act or statute, if applicable ("Bulk Sales Law"), and Seller warrants and agrees to pay and discharge when due all claims of creditors which could be asserted against Buyer by reason of such noncompliance to the extent that such liabilities arise before the Closing, and agrees to protect, defend, hold harmless and indemnify Buyer from and against any and all such claims and demands pursuant to the procedures set forth in Article X hereof which shall
                                                ---------
apply thereto in all respects in the event liability for noncompliance with the Bulk Sales Law arises at any time following the Closing.

     5.11 Confidentiality. Except as necessary for the consummation of the
          ---------------
transactions contemplated hereby, each party hereto shall keep confidential any information which is obtained from the other party in connection with the transactions contemplated hereby, except to the extent that such materials or information are or become readily available to the public, have been obtained from independent sources, were known by either party on a non-confidential basis prior to disclosure to such party or are required to be disclosed in public filings or otherwise by applicable law.

     5.12 Noncompetition and Nonsolicitation.
          ----------------------------------

          (a) As additional consideration for Buyer's agreement to purchase the Assets and to pay the Purchase Price to Seller, each of Seller, Triumph and Peter McClary (each of such parties are hereinafter referred to collectively as the "Restricted Parties") has agreed to the noncompetition provision set forth in subparagraph (b) below (the "Restrictive Covenant"). Each of the Restricted Parties hereby jointly and severally represents and acknowledges that (i) each of Triumph and Mr. McClary is a member of Cityvision, having a substantial equity interest therein, (ii) the Restrictive Covenant is being entered into in connection with Seller's sale of the Assets and (iii) in the absence of the Restricted Parties agreeing to be bound by the terms and conditions of the Restrictive Covenant, the sale would not be consummated by Buyer.

          (b) During the term of the Management Agreement and for a period of 18 months thereafter (the "Noncompete Period"), each of the Restricted Parties will not, within any of the Markets, directly or indirectly, carry on, engage in, assist in or have any financial interest in, or otherwise participate or be involved in any way in, as an owner, partner, member, employee, agent, officer, board member, consultant, independent contractor or shareholder, any outdoor advertising business that is competitive with the Business (other than the Restricted Parties' permitted activities in the Markets as set forth in the Management Agreement); provided, however, that
                                                       --------  -------
with respect to Mr. McClary only, the Restrictive Covenant shall become null and void with respect to the Hartford, Connecticut, Springfield, Massachusetts and Westfield, Massachusetts markets if the Earn-Out payable pursuant to Section 2.4
                                                                     -----------
shall be less than $4,000,000. In such case, Mr. McClary shall be entitled to develop and operate Advertising Display sites in such markets (each a "Permitted Site"); provided, however, that, in the event Mr. McClary, at any time during
        --------  -------
the Noncompete Period, wishes to sell his rights in and to any Permitted Site, Mr. McClary shall first offer to Buyer in writing (the "Permitted Site Notice") the right to purchase all of Mr. McClary's right, title and interest in and to such Permitted Site at a purchase price equal to Net Revenue less Operating Costs (determined relative to such Permitted Site) multiplied by seven (7) (the "Permitted Site Price"). Buyer may exercise such right of first refusal by delivering, within fifteen (15) days (the "Notice Period") of receipt of the Permitted Site Notice, written notice to Mr. McClary of its election to purchase all of Mr. McClary's right, title and interest in and to the Permitted Site. If, at the expiration of the Notice Period, Buyer shall not have exercised such right of first refusal, Buyer shall be deemed to have waived any and all of its rights with respect to such Permitted Site and Mr. McClary shall be entitled to sell his rights in and to such Permitted Site to any other party; provided,
                                                                  --------
however, that if the purchase price offered by such other party (the "Third
-------
Party Price") is less than the Permitted Site Price, Mr. McClary shall again offer to Buyer the right to purchase his rights in and to the Permitted Site at the Third Party Price in accordance with the aforementioned notice requirements. Nothing herein shall prohibit any of the Restricted Parties from being a passive owner of not more than five percent (5%) of the outstanding stock of any class of securities of a corporation or other entity engaged in such business which is publicly traded and in which he/it has no active participation.

          (c) If, at the time of enforcement of the Restrictive Covenant, a court shall hold that the duration, scope, area or other restrictions stated herein are unreasonable, each of the Restricted Parties agree that reasonable maximum duration, scope, area or other restrictions may be substituted by such court for the stated duration, scope, area or other restrictions and upon substitution by such court, this Agreement shall be automatically modified without further action by the parties hereto.

          (d) Each of the Restricted Parties hereby agrees that damages at law, including, but not limited to, monetary damages, will be an insufficient remedy to Buyer in the event that the Restrictive Covenant is violated and that, in addition to any remedies or rights that may be available to Buyer, all of which other remedies or rights shall be deemed to be cumulative, retained by Buyer and not waived by the enforcement of any remedy available hereunder, including, but not limited to, the right to sue for monetary damages, Buyer shall also be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief, including, but not limited to, a temporary restraining order or temporary, preliminary or permanent injunction, to enforce the Restrictive Covenant, all of which shall constitute rights and remedies to which Buyer may be entitled.

          (e) During the Noncompete Period, each of the Restricted Parties will not solicit for employment any employee of Buyer if such Person is then or was at any time within the preceding three (3) months an employee of Buyer, its subsidiaries or its Affiliates.

     5.13 Financial Information. Seller hereby covenants and agrees that, unless
          ---------------------
otherwise specifically provided in this Agreement, any financial information required to be delivered pursuant to this Agreement and any calculations required to be made pursuant to this Agreement shall be prepared or calculated using GAAP consistently applied.

                                   ARTICLE VI

                      CLOSING; TERMINATION AND RISK OF LOSS
                      -------------------------------------

     6.1 Closing. The Closing shall take place at the offices of Buyer's
         -------
attorney at 10:00 a.m., central standard time, within five Business Days after the conditions set forth in Articles VII and VIII hereof have been satisfied or
                            ------------     ----
waived by the party entitled to do so, or at such other place or time as shall be mutually agreed upon by Buyer and Seller.

     6.2 Termination Rights. This Agreement may be terminated at any time prior
         ------------------
to Closing as follows:

          (a) by the mutual consent of Buyer and Seller;

          (b) by written notice of: (i) Buyer to Seller if any Seller breaches in any material respect any of its representations or warranties or defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements herein contained and such breach or default shall not be cured within thirty (30) days of the date of notice of breach or default served by Buyer or (ii) Seller to the Buyer if Buyer breaches in any material respect any of its representations or warranties or defaults in any material respect in the observance or in the due and timely performance of any of its covenants or agreements herein contained and such breach or default shall not be cured within thirty (30) days of the notice of breach or default served by Seller; but such notice and cure period shall not apply in the case of Buyer's or Seller's failure to consummate the transactions in accordance with the terms and times specified in Section 6.1 hereof;
                                 -----------

          (c) by Buyer or Seller by written notice to the other, if a court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use their commercially reasonable efforts to lift), in each case permanently restraining, permanently enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and nonappealable;

          (d) by either party, in the event that the Closing does not occur at or before 5:00 p.m. central standard time on March 30, 2001; and

          (e) by written notice of Buyer to Seller, in accordance with Section
                                                                       -------
6.3.
---

Notwithstanding the foregoing, no party hereto may effect a termination hereof if such party is in material default or in breach of this Agreement.

     6.3 Procedures and Effect of Termination. In order to effect the
         ------------------------------------
termination of this Agreement pursuant to, and in accordance with, the terms and conditions of any provision of Section 6.2, written notice of such termination
                               -----------
shall be given to the other party to this Agreement and this Agreement, assuming the relevant provision of Section 6.2 has been satisfied, shall terminate and
                          -----------
the transactions contemplated hereby shall be abandoned, without further action by either of the parties hereto. If this Agreement is terminated as provided herein:

          (a) upon request therefor, each party shall redeliver all documents, work papers and other materials of the other party hereto, and all copies of any such materials, relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

          (b) neither party hereto shall have any liability or further obligation to the other party to this Agreement resulting from such termination except: (i) that the provisions of Section 5.11 (Confidentiality), Section 5.9
                                   ------------                    -----------
(Expenses) and this Section 6.3 shall remain in full force and effect and the
                    -----------
parties shall have the obligations stated therein, and (ii) no party waives any claim or right for damages against a breaching party to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth herein.

     6.4 Risk of Loss. The risk of loss or damage to the Assets shall be upon
         ------------
Seller at all times prior to the Closing Date, unless such loss or damage was caused by Buyer or by any employee of Buyer. Seller shall promptly notify Buyer of any such loss or damage. If the lost or damaged Assets are capable of being replaced or repaired for an aggregate amount less than $200,000, then Seller shall, at its sole cost and expense, replace or repair such Assets prior to the Closing Date or deliver to Buyer at the Closing an amount in cash equal to the cost of replacement or repair of such Assets, as mutually agreed in good faith by Buyer and Seller, unless such loss or damage was caused by Buyer or by any employee of Buyer. Notwithstanding the foregoing, if the amount required to replace or repair such Assets exceeds $200,000, Seller may elect not to replace or repair such Assets, provided, however, that in such event Buyer, at its
                       --------  -------
option, may elect to terminate this Agreement without either party being subject to a claim by the other for damages in connection with this Section 6.4, or
                                                            -----------
waive any default or breach with respect to the loss or damage and receive a $200,000 reduction in the Closing Payment at Closing.

     6.5 Resolution of Disagreements. If Buyer and Seller are unable to agree
         ---------------------------
upon the extent of any loss or damage, the cost to repair, replace or restore any lost or damaged property, the adequacy of any repair, replacement, or restoration of any lost or damaged property, or any other matter arising under Section 6.4, the disagreement shall
                                            -----------
be referred to an insurance company mutually acceptable to each of Buyer and Seller, whose decision shall be final, binding upon and non-appealable by the parties, and whose fees and expenses shall be paid one-half by Seller and one-half by Buyer.

                                   ARTICLE VII

                         CONDITIONS OF CLOSING BY BUYER
                         ------------------------------

     The obligations of Buyer hereunder, including, without limitation, Buyer's obligations to close the transactions contemplated herein, are, at its option, subject to satisfaction, at or prior to the Closing Date, of all of the following conditions, any of which may be waived by Buyer:

     7.1 Representations, Warranties and Covenants. All of the representations
         -----------------------------------------
and warranties of Seller made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of that date, except for those given as of a specified date which must only be true and correct as of such specified date.

     7.2 Compliance with Agreement. All of the terms, covenants and conditions
         -------------------------
to be complied with and performed by Seller on or prior to the Closing Date shall have been complied with or performed in all material respects.

     7.3 Closing Certificates. Buyer shall have received a certificate, dated as
         --------------------
of the Closing Date, from each Seller, executed by an executive officer of such Seller certifying, in such detail as Buyer may reasonably request, that the conditions set forth in Sections 7.1 and 7.2 hereto have been fulfilled.
                        ------------     ---

     7.4 Third Party Consents and Governmental Approvals. Seller shall have
         -----------------------------------------------
obtained all third party consents and governmental approvals, if any, required for the transfer or continuance, as the case may be, of the Assumed Contracts listed on Schedule 3.7 (and contracts of a similar nature that would have been
          ------------
included on Schedule 3.7 had they been in existence on the date of this
            ------------
Agreement), the Licenses and the Site Leases, each in a form which is satisfactory to Buyer in its sole and absolute discretion and without additional cost, expense or liability to Buyer.

     7.5 No Adverse Proceedings. No injunction, order, decree or judgment of any
         ----------------------
court, agency or other governmental entities shall have been rendered against Seller or Buyer which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

     7.6 Closing Documents. Seller shall have delivered or caused to be
         -----------------
delivered to Buyer, on the Closing Date, the documents identified in Section
                                                                     -------
9.1.
---

     7.7 No Material Adverse Change. Since the date hereof through the Closing
         --------------------------
Date, there shall have been no material adverse change to the Assets, taken as a whole, or the financial condition or operating results of the Business.

     7.8 Title Commitment. Buyer shall have received a binding commitment from
         ----------------
Commonwealth Title Insurance Company to issue a standard form ALTA title insurance policy or policies in favor of Buyer and Buyer's mortgagee, if applicable, on the ten (10) outdoor display easements located in East St. Louis, Illinois, in an aggregate amount acceptable to Buyer in its sole discretion, which policy when issued shall show that none of such easements is subject to any Lien, except for (a) Liens for Taxes not yet due and payable and (b) such imperfections of title and encumbrances, if any, which are not, individually or in the aggregate, material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use (or anticipated use for outdoor display, except as disclosed on Schedule 3.7),
                                                                ------------
of the property subject thereto or affected thereby, and which policy shall include such endorsements as Buyer's mortgagee, if applicable, may require in its discretion. Buyer shall have received an as-built survey of each outdoor easement prepared by Koch Engineering and Consulting, Inc., dated within thirty
(30) days prior to Closing, prepared in accordance with the "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys," jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping.

                                  ARTICLE VIII

                         CONDITIONS OF CLOSING BY SELLER
                         -------------------------------

     The obligations of Seller hereunder including, without limitation, Seller's obligations to close the transactions contemplated herein are, at its option, subject to the satisfaction, at or prior to the Closing Date, of all of the following conditions, any of which may be waived by Seller:

     8.1 Representations, Warranties and Covenants. All of the representations
         -----------------------------------------
and warranties of Buyer made in this Agreement or in any Exhibit, Schedule or document delivered pursuant hereto, shall be true and correct in all material respects as of the date hereof and on and as of the Closing Date as if made on and as of that date, except for those given as of a specified date which must only be true and correct as of such specified date.

     8.2 Compliance with Agreement. All the terms, covenants, and conditions to
         -------------------------
be complied with and performed by Buyer on or prior to the Closing Date shall have been complied with or performed in all material respects.

     8.3 Closing Certificates. Seller shall have received a certificate, dated
         --------------------
as of the Closing Date, from Buyer, executed by an executive officer of Buyer certifying, in such detail as Seller may reasonably request, that the conditions set forth in Sections 8.1 and 8.2 hereto have been fulfilled.
             ------------     ---

     8.4 No Adverse Proceedings. No injunction, decree or judgment of any court,
         ----------------------
agency or other governmental entities shall have been rendered against Buyer or Seller which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement in accordance with its terms.

     8.5 Closing Documents. Buyer shall have delivered or caused to be delivered
         -----------------
to Seller, on the Closing Date the documents identified in Section 9.2.
                                                           -----------

                                   ARTICLE IX

                               CLOSING DELIVERIES
                               ------------------

     9.1 Deliveries by Seller. Prior to, or on the Closing Date, as applicable,
         --------------------
Seller shall deliver or cause to be delivered to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

          (a) Bill of Sale. A duly executed Bill of Sale, substantially in the
              ------------
form of Exhibit A hereto, from Seller;
        ---------

          (b) Assignment Agreement. A duly executed Assignment and Assumption
              --------------------
Agreement with respect to the Assumed Contracts, substantially in the form of Exhibit B hereto, from Seller;
---------

          (c) Consents. A copy of each required Consent listed on Schedule 3.8;
              --------                                            ------------

          (d) Manager's Certificate. A certificate of each Seller, dated as of
              ---------------------
the Closing Date, executed by the Managing Member of such Seller certifying that the resolutions, as attached to such certificate, were duly adopted by such Seller's managers and members, authorizing and approving the execution of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby and that such resolutions remain in full force and effect;

          (e) Officer's Certificate. A certificate, dated as of the Closing
              ---------------------
Date, executed on behalf of each Seller in the form described in Section 7.3;
                                                                 -----------

          (f) Licenses, Contracts, Business Records, Etc. To the extent they are
              ------------------------------------------
in possession of Seller, copies of all Licenses, Assumed Contracts, plans, engineering records, and all files and records used by Seller in connection with the ownership of the Assets or the operation of the Business, which copies shall be available at the Closing or at the Seller's principal business office;

          (g) Good Standing. A certificate of Good Standing of each Seller
              -------------
issued by the Secretary of State of Delaware (or, with respect to CityVision Connecticut, LLC, the Secretary of State of Connecticut), dated within five (5) days of the Closing Date and brought down to the Closing Date by telegram of the applicable Secretary of State;

          (h) Foreign Qualifications. Certificates showing that Seller is in
              ----------------------
good standing and is qualified to do business in each of the states listed on
Schedule 3.1;
------------

          (i) Management Agreement. Seller shall have executed and delivered the
              --------------------
Management Agreement, in the form of Exhibit C hereto;
                                     ---------

          (j) Pay-Off Letters. Pay-off Letters evidencing payment of Seller's
              ---------------
obligations with respect to any outstanding loan agreements and capital leases which are secured by the Assets;

          (k) UCC-3 Termination Statements. UCC-3 Termination Statements
              ----------------------------
terminating or releasing any outstanding Liens against the Assets;

          (l) Consolidating Financial Statements. Consolidating Financial
              ----------------------------------
Statements, in form and substance reasonably satisfactory to Buyer, dated as of the Closing Date, which eliminate the Indianapolis Assets; and

          (m) Other. Duly executed copies of all other deeds, endorsements,
              -----
assignments, consents and instruments as may be necessary to transfer the Assets to Buyer.

     9.2 Deliveries by Buyer. Prior to, or on the Closing Date, as applicable,
         -------------------
Buyer shall deliver to Seller the following, in form and substance reasonably satisfactory to Seller and its counsel:

          (a) Closing Payment. The Closing Payment as provided in Section 2.5(a)
              ---------------                                     --------------
hereof;

          (b) Assumption Agreement. A duly executed counterpart of the
              --------------------
Assignment and Assumption Agreement with respect to the Assumed Contracts, substantially in the form of Exhibit B hereto, with Seller;
                             ---------

          (c) Management Agreement. Buyer shall have executed and delivered the
              --------------------
Management Agreement, in the form of Exhibit C hereto;
                                     ---------

          (d) Good Standing. A certificate of Good Standing of Buyer issued by
              -------------
the Secretary of State of Delaware, dated within five (5) days of the Closing Date and brought down to the Closing Date by telegram of the Secretary of State of Delaware; and

          (e) Officer's Certificate. A certificate, dated as of the Closing
              ---------------------
Date, executed on behalf of Buyer in the form described in Section 8.3.
                                                           -----------

                                    ARTICLE X

                          SURVIVAL AND INDEMNIFICATION
                          ----------------------------

     10.1 Survival of Representations, Warranties and Covenants.
          -----------------------------------------------------

          (a) Notwithstanding any examination made for or on behalf of any of the parties hereto, the knowledge of any officer, director, employee or agent of any of the parties hereto or any of their respective Affiliates, or the acceptance of any certificate or opinion, all representations and warranties contained in this Agreement shall be deemed continuing representations and warranties and shall survive the Closing Date for a period of eighteen (18) months, except for any breach of the representations and warranties contained in
Section 3.12 hereof (Taxes), which shall survive the Closing Date until the
------------
expiration of the applicable statute of limitations, the representations and warranties contained in Section 3.17 hereof (Assets), which shall survive the
                        ------------
Closing Date indefinitely and the representations and warranties contained in
Section 3.18 hereof (Environmental), which shall survive the Closing Date for
------------
ten (10) years.

          (b) Unless a specified period is set forth in this Agreement (in which event such period will control), the covenants in this Agreement will survive the Closing and remain in effect indefinitely.

     10.2 Indemnification by Sellers. Subject to Section 10.5, Seller agrees to
          --------------------------             ------------
indemnify, defend and hold harmless Buyer and its Affiliates and their respective directors, officers, partners, employees, agents and representatives from and against:

          (a) Any and all losses, liabilities or damages resulting from any untrue representation or breach of any warranty by Seller contained herein or in any certificate, document or instrument delivered to Buyer hereunder;

          (b) Any and all losses, liabilities or damages resulting from the nonfulfillment of any covenant or other agreement of the Seller contained herein or in any certificate, document or instrument delivered to Buyer hereunder;

          (c) Any and all losses, liabilities or damages resulting from Seller's ownership of the Assets or operation or control of the Business prior to the Closing Date, including, without limitation, any and all liabilities arising under the Licenses or the Assumed Contracts which relate to events occurring prior to the Closing Date;

          (d) Any Excluded Liabilities;

          (e) The conduct of the Business and ownership of the Assets prior to the Closing Date; and

          (f) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs or expenses, including reasonable legal fees and expenses, incident to any of the foregoing or in enforcing this indemnity.

     10.3 Indemnification by Buyer. Subject to Section 10.5, Buyer agrees to
          ------------------------             ------------
indemnify, defend and hold harmless Seller and its Affiliates and their respective directors, officers, partners, employees, agents and representatives from and against:

          (a) Any and all losses, liabilities or damages resulting from any untrue representation or breach of warranty by Buyer contained herein or in any certificate, document or instrument delivered to Seller hereunder;

          (b) Any and all losses, liabilities or damages resulting from the nonfulfillment of any covenant or other agreement of Buyer contained herein or in any certificate, document or instrument delivered to Seller hereunder;

          (c) Any and all losses, liabilities or damages resulting from Buyer's ownership of the Assets or operation or control of the Business on and after the Closing Date, including, without limitation, any and all liabilities arising under the Assumed Contracts which relate to events occurring after the Closing Date; or

          (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs or expenses, including reasonable legal fees and expenses, incident to any of the foregoing or in enforcing this indemnity.

     10.4 Procedure for Indemnification. The procedure for indemnification shall
          -----------------------------
be as follows:

          (a) The party claiming indemnification (the "Claimant") shall give reasonably prompt notice to the party from whom indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying (i) the factual basis for such claim and (ii) the amount of the claim. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within ten
(10) Business Days after written notice of such action, suit or proceeding is received by Claimant.

          (b) Following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have twenty (20) Business Days (or such shorter period of time as may be required to respond to the subject litigation or proceeding) to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party or its authorized representative(s) the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said 20-day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

          (c) With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the right at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim and retain separate co-counsel at the Indemnifying Party's expense; provided if requested to participate at Indemnifying Party's request or if the Claimant reasonably believes (based upon an opinion of counsel) that a conflict of interest exists between Claimant and the Indemnifying Party, then the Claimant will be reimbursed for reasonable expenses of counsel. The Indemnifying Party will select counsel reasonably satisfactory to the Claimant. The Indemnifying Party will not consent to an entry of judgment or settlement without release of liability and, with respect to nonmonetary terms, the Claimant's consent (not to be unreasonably withheld or delayed).

          (d) If a claim, whether between the parties or by a third party, requires immediate action, the parties will make every effort to reach a decision with respect thereto as expeditiously as possible.

          (e) If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained by the Claimant with respect to such claim.

     10.5 Limitations on Indemnity; Offset; Interest.
          ------------------------------------------

          (a) If Buyer is entitled to indemnification from Seller pursuant to this Article X, Buyer shall not be entitled to make a claim for such
     ---------
indemnification unless and until the aggregate losses, liabilities or damages ("Losses") shall have exceeded $25,000 (the "Basket Amount"), at which time Buyer shall be entitled to recover, dollar-for-dollar, all such Losses including the Basket Amount up to an aggregate indemnification amount equal to the amount of the Earn-Out due Seller, as provided in subsection (b) below.

          (b) If Buyer is entitled to indemnification from Seller pursuant to this Article X, Buyer's sole and exclusive remedy against Seller for any claim
     ---------
for indemnification made by Buyer pursuant to this Article X shall be to set off
                                                   ---------
any such Losses against the Earn-Out due to Seller pursuant to Section 2.5
                                                               -----------
hereof; provided, however, that, notwithstanding anything to the contrary
        --------  -------
contained in Section 2.5(d) hereof, the Earn-Out amount, or any portion thereof,
             --------------
that is necessary in the reasonable judgment of Buyer, to satisfy any unsatisfied written claims timely made by Buyer pursuant to this Article X
                                                                 ---------
concerning any indemnifiable Losses hereunder shall not be paid to Seller until final resolution of such claims has been made in accordance with the provisions of this Article X.
        ---------

          (c) In the event Buyer asserts a claim for indemnification under this
Article X prior to the final calculation of the Earn-Out amount in accordance
---------
with Section 2.5 hereof, Buyer shall, in addition to offsetting the amount of
     -----------
such claim against payment of the Earn-Out to Seller, offset an amount representing accrued interest on the amount of such claim from (i) the date such claim is accepted by Seller or (ii) judgment or other order is entered for Buyer with respect to such claim, each in accordance with the provisions of Section
                                                                      -------
10.4 hereof ("Final Resolution"), through and including the date Buyer either
----
receives payment therefor or pays the Earn-Out amount to Seller (net of any offset for such claim and interest thereon). Interest shall be computed from the date of Final Resolution at the annualized rate of interest equal to the

"prime" or "reference" rate of interest as publicly announced by The Chase Manhattan Bank and in effect on the date of Final Resolution, calculated on the basis of the actual number of days elapsed over 365. In the event that no Earn-Out amount, calculated pursuant to Section 2.5 hereof, is due and payable,
                                        -----------
then the provisions of this Section 10.5(c) shall be inapplicable.
                            ---------------

          (d) In calculating the amount of any Losses for which Buyer is entitled to indemnification under this Article X, the amount of any insurance
                                       ---------
proceeds received by Buyer relating to or in connection with such Losses shall reduce the amount of any such indemnification claim by Buyer.

                                   ARTICLE XI

                                  MISCELLANEOUS
                                  -------------

     11.1 Notices. All notices, demands, and requests required or permitted to
          -------
be given under the provisions of this Agreement shall be: (i) in writing, (ii) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested or sent by telecopy,
(iii) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt or, in the case of a telecopy, upon confirmation thereof and (iv) addressed as follows:

          If to any Seller:

               CityVision, LLC
               c/o Triumph Holdings, LLC
               500 Fifth Avenue, Suite 3030
               New York, NY 10110
               Attention:  James J. Sullivan
               Telecopy No.: (212) 704-2138

          With a copy to:

               John J. Crowe, Esq.
               Pryor Cashman Sherman & Flynn LLP
               410 Park Avenue, 10th Floor
               New York, NY  10022
               Telecopy No.: (212) 326-0806

          If to Buyer:

               NextMedia Outdoor, Inc.
               6312 South Fiddler's Green Circle, 360E
               Englewood, CO 80111
               Attention: Sean Stover
               Telecopy No.: (303) 694-4940

          With a copy to:

               Weil, Gotshal & Manges, LLP
               100 Crescent Court, Suite 1300
               Dallas, TX  75201-6950
               Attention: Glenn D. West
               Fax No.: (214) 746-7777

or to any such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section
                                                                      -------
11.1.
----

     11.2 Specific Performance. In addition to any other remedies which Buyer
          --------------------
may have at law or in equity, Seller hereby acknowledges that the Assets are unique, and that the harm to Buyer resulting from a breach by Seller of its obligations to sell the Assets to Buyer cannot be adequately compensated by damages. Accordingly, Seller agrees that, from the date hereof through the Closing Date, Buyer shall have the right to have this Agreement specifically performed by Seller and hereby agrees not to assert any objections to the imposition of the equitable remedy of specific performance by any court of competent jurisdiction.

     11.3 Benefit and Binding Effect. Neither party may assign this Agreement
          --------------------------
without the prior written consent of the other party hereto; provided, however,
                                                             --------  -------
that the Company may assign this Agreement (i) to any of its wholly-owned subsidiaries or Affiliates or (ii) upon five days prior written notice to Seller, in connection with (x) the sale of all or substantially all of the assets relating to the operation of the Business, (y) any dissolution, merger, consolidation or other reorganization of the Company or (z) the sale or transfer of at least fifty percent (50%) of the capital stock of the Company if such party expressly agrees in writing to be bound by the terms and conditions of this Agreement, including without limitation, Section 2.5 hereof. This Agreement
                                              -----------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     11.4 Headings. The headings herein are included for ease of reference only
          --------
and shall not control or affect the meaning or construction of the provisions of this Agreement.

     11.5 Gender and Number. Words used herein, regardless of the gender and
          -----------------
number specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context requires.

     11.6 Counterparts. This Agreement may be signed in any number of
          ------------
counterparts with the same effect as if the signature on each such counterpart were upon the same instrument.

     11.7 Entire Agreement. Other than that certain Non-Disclosure Agreement
          ----------------
dated September 6, 2000 (the "NDA") entered into by certain of the parties hereto and the matters agreed to therein, this Agreement, all schedules and exhibits hereto and all documents, writings, instruments and certificates delivered or to be delivered by the parties pursuant hereto collectively represent the sole and entire understanding and agreement between Buyer and Seller with respect to the subject matter hereof. All schedules, and exhibits attached to this Agreement shall be deemed part of this Agreement and incorporated herein, as if fully set forth herein. Except for the NDA, this Agreement supersedes all prior negotiations and understandings between Buyer and Seller whatsoever, and all letters of intent and other writings relating to such negotiations and understandings.

     11.8 Amendment. This Agreement cannot be amended, supplemented or modified
          ---------
except by an agreement in writing which makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by the party against which enforcement of any such amendment, supplement or modification is sought.

     11.9 Severability. If in any jurisdiction any provision of this Agreement
          ------------
or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of the restriction, prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.

     11.10 Governing Law; Consent to Jurisdiction and Venue. This Agreement will
           ------------------------------------------------
be governed by, and construed and enforced in accordance with, the laws of the State of New York, without regard to conflicts of law principles thereof. Each of the parties hereto hereby (a) irrevocably and unconditionally submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York County, New York in any action or proceeding arising out of or relating to this Agreement, any other agreement or document delivered pursuant hereto or any transaction contemplated hereby, (b) irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding, and (c) irrevocably and unconditionally consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process by certified mail to such party and its counsel at their respective addresses specified in Section
                                                                         -------
11.1 above.
----

            [The Remainder of this Page Is Intentionally Left Blank.]

          This Agreement has been executed by Buyer and Seller as of the date first above written.

                                         NEXTMEDIA OUTDOOR, INC.


                                         By:____________________________________
                                            Sean R. Stover
                                            Vice President


                                         CITYVISION, LLC


                                         By:   Triumph Holdings, LLC,
                                               its Managing Member


                                         By:____________________________________
                                            Bruce A. Friedman,
                                            its Principal Manager


                                         CITYVISION MID-AMERICA, LLC


                                         By:   CityVision, LLC,
                                               its Managing Member


                                         By:   Triumph Holdings, LLC,
                                               its Managing Member


                                         By:
                                            ------------------------------------
                                            Bruce A. Friedman,
                                            its Principal Manager

                                         CITYVISION CONNECTICUT, LLC


                                         By:   CityVision, LLC,
                                               its Managing Member


                                         By:   Triumph Holdings, LLC,
                                               its Managing Member


                                         By:
                                            ------------------------------------
                                            Bruce A. Friedman,
                                            its Principal Manager


                                         CITYVISION MASSACHUSETTS, LLC


                                         By:   CityVision, LLC,
                                               its Managing Member


                                         By:   Triumph Holdings, LLC,
                                               its Managing Member


                                         By:
                                            ------------------------------------
                                            Bruce A. Friedman,
                                            its Principal Manager

          IN WITNESS WHEREOF, the undersigned have executed this Agreement with respect to Section 5.12 only.

                                         TRIUMPH HOLDINGS, LLC


                                         By:____________________________________
                                            Bruce A. Friedman,
                                            its Principal Manager


                                            ____________________________________
                                            Peter McClary